EXHIBIT 21

Significant Subsidiaries                                  State of Incorporation

USF Bestway Inc.                                          Arizona
USF Dugan Inc.                                            Kansas
USF Holland Inc.                                          Michigan
USF Red Star Inc.                                         New York
USF Reddaway Inc.                                         Oregon
USF Logistics Inc.                                        Illinois
USF Distribution Services Inc.                            Illinois
USF Worldwide Inc.                                        Illinois
USF Processors Inc.                                       Texas
USF Glen Moore Inc.                                       Pennsylvania